UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 19, 2023

AEGLEA BIOTHERAPEUTICS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37722	46-4312787
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

221 Crescent Street Building 23 Suite 105
Waltham, Massachusetts	02453
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 617 651-5940

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 Par Value Per Share	AGLE	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Biologics Master Services Agreement — WuXi Biologics (Hong Kong) Limited

In April 2023, Paragon Therapeutics, Inc. (“Paragon”) and WuXi Biologics (Hong Kong) Limited (“WuXi Biologics”) entered into a biologics master services agreement (the “WuXi Biologics MSA”), which was subsequently novated to Aeglea BioTherapeutics, Inc. (the “Company”) by Paragon on September 19, 2023 pursuant to a novation agreement (the “Novation Agreement”) among the Company, Paragon and Wuxi Biologics. The WuXi Biologics MSA governs certain development activities and GMP manufacturing and testing for the Company’s SPY001 program, as well as potential future programs, on a work order basis. Under the WuXi Biologics MSA, the Company is obligated to pay WuXi Biologics a service fee and all non-cancellable obligations in the amount specified in each work order associated with the agreement for the provision of services.

The WuXi Biologics MSA terminates on the later of  (i) June 20, 2027 or (ii) the completion of services under all work orders executed by the parties prior to June 20, 2027, unless terminated earlier. The term of each work order terminates upon completion of the services under such work order, unless terminated earlier. The Company can terminate the WuXi Biologics MSA or any work order at any time upon 30 days’ prior written notice and immediately upon written notice if WuXi Biologics fails to obtain or maintain required material governmental licenses or approvals. Either party may terminate a work order (i) at any time upon six months’ prior notice with reasonable cause, provided however that if WuXi Biologics terminates a work order in such manner, no termination or cancellation fees shall be paid by the Company and (ii) immediately for cause upon (a) the other party’s material breach that remains uncured for 30 days after notice of such breach, (b) the other party’s bankruptcy or (c) a force majeure event that prevents performance for a period of at least 90 days.

Cell Line License Agreement — WuXi Biologics (Hong Kong) Limited

In April 2023, Paragon and WuXi Biologics entered into a cell line license agreement (the “Cell Line License Agreement”), which was subsequently novated to the Company by Paragon pursuant to the Novation Agreement. Under the Cell Line License Agreement, the Company received a non-exclusive, worldwide, sublicensable license to certain of WuXi Biologics’s know-how, cell line, biological materials (the “WuXi Biologics Licensed Technology”) and media and feeds to make, have made, use, sell and import certain therapeutic products produced through the use of the cell line licensed by WuXi Biologics under the Cell Line License Agreement (the “WuXi Biologics Licensed Products”). Specifically, the WuXi Biologics Licensed Technology is used in certain manufacturing activities in support of the SPY001 program.

In consideration for the license, the Company agreed to pay WuXi Biologics a non-refundable license fee of  $150,000. Additionally, if the Company manufactures all of its commercial supplies of bulk drug product with a manufacturer other than WuXi Biologics or its affiliates, the Company is required to make royalty payments to WuXi Biologics in an amount equal to a fraction of a single digit percentage of global net sales of WuXi Biologics Licensed Products manufactured by a third-party manufacturer (the “Royalty”). If the Company manufactures part of its commercial supplies of the WuXi Biologics Licensed Products with WuXi Biologics or its affiliates, then the Royalty will be reduced accordingly on a pro rata basis.

The Cell Line License Agreement will continue indefinitely unless terminated (i) by the Company upon six months’ prior written notice and the Company’s payment of all undisputed amounts due to WuXi Biologics through the effective date of termination, (ii) by WuXi Biologics for a material breach by the Company that remains uncured for 60 days after written notice, (iii) by WuXi Biologics if the Company fails to make a payment and such failure continues for 30 days after receiving notice of such failure, or (iv) by either party upon the other party’s bankruptcy.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On September 22, 2023, the Company received a letter (the “Compliance Letter”) from the Listing Qualifications Staff of The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that it had regained compliance with the $1.00 per share minimum bid price requirement for continued inclusion on the Nasdaq Capital Market pursuant to Nasdaq Listing Rule 5550(a)(2) (the “Minimum Bid Price Requirement”).

The Compliance Letter noted that (1) the Company’s common stock, par value $0.0001 per share (the “Common Stock”), had a closing bid price of at least $1.00 per share for a minimum of ten consecutive business days from September 8, 2023 to September 21, 2023, (2) the Company has regained compliance with the Minimum Bid Price Requirement, and (3) Nasdaq considers the matter closed.

In order to regain compliance with the Minimum Bid Price Requirement during an additional 180-calendar day grace period, the Company implemented a reverse stock split (the “Reverse Stock Split”) of the Company’s Common Stock, at a ratio of 1-for-25 and a reduction in the total number of authorized shares of Common Stock from 500,000,000 shares to 20,000,000 shares, each with an effective time of 12:01 a.m. Eastern Time on September 8, 2023 (the “Effective Time”). The Reverse Stock Split was approved by the Company’s stockholders on June 6, 2023 at the Company’s 2023 Annual Meeting of Stockholders, and came into effect as of the Effective Time.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 5, 2023, the Company filed a Current Report on Form 8-K (the “Report”) to disclose that, effective September 1, 2023, Scott Burrows succeeded Jonathan Alspaugh as the Company’s Chief Financial Officer. The Report also disclosed the expected transition of Mr. Alspaugh into a strategic advisory consulting role at the Company.

On September 22, 2023, Mr. Alspaugh and the Company entered into a Separation and Consulting Agreement and General Release of Claims (the “Separation Agreement”). The Separation Agreement provides for the following severance payments and benefits to Mr. Alspaugh, as consideration for his general release of claims in favor of the Company: (i) aggregate severance payments of $623,000 payable in installments over 12 months, (ii) fully subsidized COBRA coverage for up to 12 months, (iii) a retention bonus of $168,247, payable in a lump sum, (iv) accelerated vesting of all stock options that were scheduled to vest during the 12-month period following the last day on which Mr. Alspaugh provides consulting services to the Company, (v) extension of the post-termination exercise period of outstanding stock options to six months, and (vi) potential transaction bonuses in the event the Company consummates any sale, licensing, disposition or monetization transaction relating to pegtarviliase or any of the Company’s legacy development-stage assets prior to June 23, 2024. The Separation Agreement provides that Mr. Alspaugh will provide consulting services to the Company through February 29, 2024 (which consulting period may be extended by mutual agreement of the parties or may be earlier terminated by Mr. Alspaugh, by the Company for cause or as a result of Mr. Alspaugh’s death or disability). During the consulting period, Mr. Alspaugh will receive a consulting fee of $500 per hour and will continue to vest in any outstanding stock options.

The foregoing description of the Separation Agreement is not complete and is qualified in its entirety by reference to the Separation Agreement, which is filed herewith as Exhibit 10.1 and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Separation and Consulting Agreement and General Release of Claims by and between the Company and Jonathan Alspaugh, dated as of September 22, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AEGLEA BIOTHERAPEUTICS, INC.

Date: September 25, 2023	By:	/s/ Cameron Turtle
Cameron Turtle
Chief Operating Officer